Exhibit 99.1

Omeros Announces Settlement of Infringement Suit Against ANDA Filer Lupin

—Lupin Confirms Validity of OMIDRIA Patents—

SEATTLE, WA – May 24, 2018 – Omeros Corporation (Nasdaq: OMER) today announced that it has entered into a settlement agreement with Lupin Ltd. and its subsidiary Lupin Pharmaceuticals, Inc. (Lupin), resolving Omeros’ patent litigation against Lupin. The litigation concerned Lupin’s filing of an Abbreviated New Drug Application (ANDA) seeking approval from the U.S. Food and Drug Administration (FDA) to market a generic version of Omeros’ commercial drug OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1% / 0.3%.

Last year, Omeros announced that it had settled litigation directed to an ANDA filing by Par Sterile Products, LLC and Par Pharmaceutical, Inc. (Par). As in the settlement with Par, this agreement with Lupin includes Lupin’s acknowledgment and confirmation of the validity of all asserted patents for OMIDRIA as well as overall terms and market entry date similar to those set forth in the Par agreement. The expiration date of the last-to-expire of Omeros’ asserted patents for OMIDRIA is October 23, 2033.

The litigation against Lupin began in 2017 after Omeros received a Paragraph IV certification from Lupin in connection with Lupin’s filing of an ANDA seeking the FDA’s approval to market a generic version of OMIDRIA. As part of the agreement, Lupin acknowledges and confirms the validity of each of the patents listed in the Orange Book for OMIDRIA, namely U.S. Patent No. 8,173,707, U.S. Patent No. 8,586,633, U.S. Patent No. 9,066,856, U.S. Patent No. 9,278,101, U.S. Patent No. 9,399,040, U.S. Patent No. 9,486,406, and U.S. Patent No. 9,855,246.

“We are pleased with the Lupin settlement agreement,” stated Gregory A. Demopulos M.D., chairman and chief executive officer of Omeros. “With both the Par and Lupin litigation now settled, we remain focused on the near-term objectives for OMIDRIA – preparing for resumption of CMS separate payment on October 1, building utilization within the VA system, growing our customer base and expanding the drug’s Medicare Advantage and commercial reimbursement – all of which we expect will increase access to OMIDRIA for ophthalmic surgeons and their cataract surgery patients, improving outcomes and decreasing safety risks.”

About Omeros Corporation

Omeros is a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases and disorders of the central nervous system. The company’s drug product OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1% / 0.3% is marketed for use during cataract surgery or intraocular lens (IOL) replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. In the European Union, the European Commission has approved OMIDRIA for use in cataract surgery and other IOL replacement procedures to maintain mydriasis (pupil dilation), prevent miosis (pupil constriction), and to reduce postoperative eye pain. Omeros has multiple Phase 3 and Phase 2 clinical-stage development programs focused on: complement-associated thrombotic microangiopathies; complement-mediated glomerulonephropathies; cognitive impairment; and addictive and compulsive disorders. In addition, Omeros has a diverse group of preclinical programs and a proprietary G protein-coupled receptor (GPCR) platform through which it controls 54 new GPCR drug targets and corresponding compounds, a number of which are in preclinical development. The company also exclusively possesses a novel antibody-generating platform.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely”, “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, unproven preclinical and clinical development activities, regulatory oversight, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org